Exhibit  23(h)(2)

                          FUND ADMINISTRATION AGREEMENT

     This Fund Administration Agreement is made as of this 18th day of August, 2003, between Gartmore Mutual Funds II, Inc. (formerly GAMNA Series Funds, Inc.), a Maryland corporation (the "Company"), and Gartmore SA Capital Trust, a Delaware statutory trust (the "Administrator").

     WHEREAS, the Company operates as an open-end investment company and is registered under the Investment Company Act of 1940, as amended (the "1940 Act"); and

     WHEREAS, the Company desires to retain the Administrator to provide certain administrative and fund accounting services described below with respect to the investment portfolio of the Company (the "Fund") which is listed on Exhibit A to this Agreement, and the Administrator is willing to render such services;

     NOW, THEREFORE, in consideration of the premises and mutual covenants set forth herein, the parties hereto agree as follows:

1. Appointment of Administrator. The Company hereby appoints the Administrator as administrator of the Fund on the terms and conditions set forth in this Agreement; and the Administrator hereby accepts such appointment and agrees to perform the services and duties set forth in Section 2 of this Agreement in consideration of the compensation provided for in Section 4 hereof.

2. Services and Duties. As Administrator, and subject to the supervision and control of the Company's Board of Directors, the Administrator will provide facilities, equipment, and personnel to carry out the following administrative and fund accounting services for operation of the business and affairs of the Company and the Fund covered by this Agreement:

     a. prepare, file, and maintain the Company's governing documents, including the Articles of Incorporation, the By-laws, minutes of meetings of the Board of Directors and shareholders, and proxy statements for meetings of shareholders;

     b. prepare and file on a timely basis with the Securities and Exchange Commission and the appropriate state securities authorities the registration statements for the Company, relating to the Fund and the Fund's shares, and all amendments thereto, the Company's reports pursuant to Investment Company Act Rule 24f-2, reports to shareholders and regulatory authorities, including form N-SAR, Form N-CSR, Form N-PX, and prospectuses, proxy statements, and such other documents as may be necessary or convenient to enable the Company to make continuous offerings of the Fund shares and to conduct its affairs;

     c. prepare, negotiate, and administer contracts on behalf of the Fund with, among others, the Company's custodian and transfer agent;

     d.   supervise  the  Company's  custodian;

     e.   calculate  performance  data  of  the  Fund;

     f. prepare and file on a timely basis the federal and state income and other tax returns for the Fund;

     g. examine and review the operations of the Company's custodian, transfer agent and investment adviser and the Fund's subadvisers, if any, to promote compliance with applicable state and federal law;

     h. coordinate the layout and printing of publicly disseminated prospectuses and reports;

     i. perform internal audit examinations in accordance with procedures to be adopted by the Administrator and the Company;

     j.   assist  with  the  design,  development,  and  operation  of the Fund;

     k. provide individuals reasonably acceptable to the Company's Board of Directors for nomination, appointment, or election as officers of the Company, who will be responsible for the management of certain of the Company's affairs as determined by the Company's Board of Directors;

     l. monitor the Company's compliance with Section 817 and Sections 851 through 855 of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder, so as to enable the Company and the Fund to comply with the diversification requirements applicable to investments of variable contracts and for each to maintain its status as a "regulated investment company;"

     m. advise the Company and its Board of Directors on matters concerning the Fund and its affairs;

     n.   maintain  historical  tax  lots  for  each  security;

     o. assist in the preparation of notices of Annual or Special Meetings of Shareholders and proxy materials relating to such meetings;

     p. assist in obtaining the fidelity bond and directors' and officers'/errors and omissions insurance policies for the Fund in accordance with the requirements of Rule 17g-1 and 17d-1(d)(7) under the 1940 Act as such bond and policies are approved by the Company's Board of Directors;

     q. monitor the Fund's assets to assure adequate fidelity bond coverage is maintained;

     r. draft agendas, resolutions and materials for quarterly and special Board meetings;

     s. maintain the Fund's corporate calendar to assure compliance with various filing and Board approval deadlines;

     t. monitor the Fund's compliance with the amounts and conditions of each state qualification

     u.   provide  the  Company  with  office  space  and  personnel;

     v. provide the Company and the Fund with fund accounting services, including but not limited to the following services:

          1) keeping and maintaining the following books and records of the Company and each of the Fund pursuant to Rule 31a-1 under the 1940 Act, including:

               a) journals containing an itemized daily record of all purchase and sales of securities, all receipts and disbursements of cash and all other debit and credits, as required by Rule 31a-1(b)(1);


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               b)   general  and  auxiliary  ledgers  reflecting  all  asset,
                    liability, reserve, capital, income and expense accounts, including interest accrued and interest received, as required by Rule 31a-1(b)(2)(i);

               c) separate ledger accounts required by Rule 31a-1(b)(2)(ii) and (iii); and

               d) a monthly trial balance of all ledger accounts (except shareholder accounts) as required by Rule 31a-1(b)(8).

          2) performing the following accounting services on a regular basis for the Fund, as may be reasonably requested by the Company:

               a)   calculate  the  net  asset  value  per  share;

               b) calculate the dividend and capital gain distribution, if any;

               c)   calculate  capital  gains  and  losses;

               d)   determine  net  income;

               e) obtain security market quotes from independent pricing services approved by the investment adviser, or if such quotes are unavailable, then obtain such prices from the investment adviser, and in either case calculate the market value of the Fund's investments;

               c)   calculate  a  Fund's  yield;

               d)   reconcile  cash  movements  with  the  Company's  custodian;

               e) affirm to the Company's custodian all portfolio trades and cash movements;

               f) verify and reconcile with the Company's custodian all daily trade activity;

               g)   provide  such  reports  as  may  be required by the Company;

               h) preparation of the Company's monthly financial statements, including oversight of expense accruals and payments, Schedule of Investments, Statement of Assets and Liabilities, Statement of Operations, Statement of Changes in Net Assets, Cash Statement and Schedule of Capital Gains and Losses;

               (i) calculating the deviation between marked-to-market and amortized cost valuations for any money market funds; and

               h) such other similar services with respect to a Fund as may be reasonably requested by the Company;

               i) post to and prepare the Statement of Assets and Liabilities and the Statement of Operations;

               j) calculate various contractual expenses (e.g., advisory and custody fees);

               k) monitor the expense accruals and notify an officer of the Company of any proposed adjustments;

     w. assist in all aspects of the Fund's operations other than those provided under other specific contracts.

The foregoing, along with any additional services that the Administrator shall agree in writing to perform for the Company hereunder, shall hereafter be referred to as "Administrative Services." In compliance with the requirements of Rule 31a-3 under the 1940 Act, the Administrator hereby agrees that all records that it maintains for the Company are the property of the Company and further agrees to surrender promptly to the Company any of such records upon the Company's request. The Administrator further agrees to preserve for the periods prescribed by Investment Company Act Rule 31a-2 the records required to be maintained by Investment Company Act Rule 31a-1. Administrative Services shall not include any duties, functions, or services to be performed for the Company by the Company's investment adviser, custodian, or transfer agent pursuant to their agreements with the Company.

The Administrator acknowledges the importance of efficient and prompt transmission of information to the purchasers of Company shares. The
Administrator agrees to use its best efforts to meet any deadline for transmission of pricing information.

When performing Administrative Services to the Company and for the Fund, the Administrator will comply with the provisions of the Articles of Incorporation and By-laws of the Company, will safeguard and promote the welfare of the Company and the Fund, and will comply with the policies that the Board of Directors may from time to time reasonably determine, provided that such policies are not in conflict with this Agreement, the Company's governing documents, or any applicable statutes or regulations.

3. Expenses. The Administrator shall be responsible for expenses incurred in providing all the Administrative Services to the Company, including the compensation of the Administrator's employees who serve as officers of the Company, except that the Company shall reimburse the Administrator for the cost of the pricing services that the Administer utilizes. The Company (or the Company's investment adviser) shall be responsible for all other expenses of the Company, including without limitation: (i) investment advisory and subadvisory fees; (ii) interest and taxes; (iii) brokerage commissions and other costs in connection with the purchase or sale of securities and other investment instruments; (iv) fees and expenses of the Company's Board of Directors, other than those who are "interested persons" of the Administrator or the investment adviser of the Company; (v) legal and audit expenses; (vi) custodian and transfer and dividend disbursing agent fees and expenses; (vii) fees and expenses related to the registration and qualification of the Company and the Company's shares for distribution under state and federal securities laws; (viii) expenses of printing and mailing reports and notices and proxy material to beneficial shareholders of the Company; (ix) all other expenses incidental to holding meetings of the Company's shareholders, including proxy solicitations therefor; (x) insurance premiums for fidelity and other coverage; (xi) association membership dues; (xii) such nonrecurring or extraordinary expenses as may arise, including those relating to actions, suits or proceedings to which the Company is a party and the legal obligation which the Company may have to indemnify the Company's directors and officers with respect thereto.


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4.   Compensation.  For the Administrative Services provided, the Company hereby agrees to pay and the Administrator hereby agrees to accept as full compensation for its services rendered hereunder the administrative fee listed for the Fund on Exhibit A. Such fees will be computed daily and payable monthly at an annual rate based on the Fund's average daily net assets and will be paid monthly as soon as practicable after the last day of each month.

     In case of termination of this Agreement during any month, the administrative fee for that month shall be reduced proportionately on the basis of the number of business days during which it is in effect, and the fee computed upon the average net assets for the business days it is so in effect for that month.

5.   Responsibility  of  Administrator.

     a. The Administrator shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Company in connection with the matters to which this Agreement relates, except a loss resulting from willful misfeasance, bad faith or negligence on its part in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement. Any person, even though also an officer, director, partner, employee or agent of the Administrator, who may be or become an officer or director of the Company, shall be deemed, when rendering services to the Company or acting on any business of the Company (other than services or business in connection with the duties of the Administrator hereunder) in accordance with his responsibilities to the Company as such officer or director, to be rendering such services to or acting solely for the Company and not as an officer, director, partner, employee or agent or one under the control or direction of the Administrator even through paid by the Administrator.

     b. The Administrator shall be kept indemnified by the Company and be without liability for any action taken or thing done by it in performing the Administrative Services in accordance with the above standards which the Administrator takes at the request or on the direction of or in reliance on the advice of the Company; provided, however, that the Company will not indemnify the Administrator for the portion of any loss or claim caused, directly or indirectly, by the negligence, willful misfeasance or bad faith of the Administrator or by the Administrator's reckless disregard of its duties and obligations hereunder. Any amounts payable by the Company hereunder shall be satisfied only against the relevant Fund's assets and not against the assets of any other portfolio of the Company. In order that the indemnification provisions contained in this Section 5 shall apply, however, it is understood that if in any case the Company may be asked to indemnify or save the Administrator harmless, the Company shall be fully and promptly advised of all pertinent facts concerning the situation in question, and it is further understood that the Administrator will use all reasonable care to identify and notify the Company promptly concerning any situation which presents or appears likely to present the probability of such a claim for indemnification against the Company. The Company shall have the option to defend the Administrator against any claim which may be the subject of this indemnification. In the event that the Company so elects it will so notify the Administrator and thereupon the Company shall take over complete defense of the claim, and the Administrator shall in such situation initiate no further legal or other expenses for which it shall seek indemnification under this Section. The Administrator shall in no case confess any claim or make any compromise or settlement in any case in which the Company will be asked to indemnify the Administrator except with the Company's written consent.

     c. Company hereby agrees that while Administrator has sole responsibility for performance of its obligations under this Agreement, any or all duties of Administrator may be performed from time to time by one or more third parties as Administrator, in its discretion, shall select, provided that Company shall be notified of all contracts between Administrator and such third party or parties and provided copies thereof upon request.

6.   Duration  and  Termination.

     a. This Agreement shall become effective as of the date first written above. The Agreement may be terminated at any time, without payment of any penalty, by either party upon sixty (60) days' advance written notice to the other party. The Agreement may also be terminated immediately upon written notice to the other party in the event of a material breach of any provision of this Agreement by such other party.

     b. Upon the termination of this Agreement, the Company shall pay to the Administrator such compensation as may be payable prior to the effective date of such termination. In the event that the Company designates a successor to any of the Administrator's obligations hereunder, the Administrator shall, at the direction of the Company, transfer to such successor all relevant books, records and other data established or maintained by the Administrator under the foregoing provisions.

7. Amendment. No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which an enforcement of the change, waiver, discharge or termination is sought.

8. Notices. Notices of any kind to be given to the Company hereunder by the Administrator shall be in writing and shall be duly given if delivered to the Company and to its investment adviser at the following address:

          Gartmore Mutual Funds II, Inc. (formerly GAMNA Series Funds, Inc.) 94 North Broadway
          Irvington,  NY  10533
          Attention:  Legal  Department
          Facsimile:  (914)  674-5750


     Notices of any kind to be given to the Administrator hereunder by the Company shall be in writing and shall be duly given if delivered to the Administrator at:

          Gartmore  SA  Capital  Trust
          1200  River  Road
          Conshohocken,  Pennsylvania  19428
          Attention:  Legal  Department
          Facsimile:  (484)  530-1323

9. Miscellaneous. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court or regulatory agency decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. Subject to the provisions of
     Section 5, hereof, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors. This Agreement and the rights and duties of the parties hereunder shall be governed by, and construed in accordance with, the law of the State of New York and in accordance with the 1940 Act. In the case of any conflict, the 1940 Act shall control.

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.


                                     GARTMORE  SA  CAPITAL  TRUST



                                     By:_______________________________
                                     Name:
                                     Title:


                                     GARTMORE  MUTUAL  FUNDS  II,  INC.
                                     (formerly  GAMNA  Series  Funds,  Inc.)



                                     By:_______________________________
                                     Name:
                                     Title:

                                    EXHIBIT A

                         GARTMORE MUTUAL FUNDS II, INC.
                       (formerly GAMNA Series Funds, Inc.)

                          FUND ADMINISTRATION AGREEMENT

FEES

The Company shall pay fees to the Administrator and Gartmore Investors Services, Inc. (the "Agent"), as set forth in the schedule directly below, for the provision of fund administration services covered by this Agreement and for transfer and dividend disbursement agency services. (Transfer and dividend disbursement agency services are provided to the Trust by the Agent and are described in the Transfer and Dividend Disbursing Agent Agreement between the Trust and the Agent. Reference is also made to Exhibit A of the Transfer and Dividend Disbursing Agent Agreement, effective August 18, 2003.) Fees will be computed daily and payable monthly at an annual rate based on the aggregate amount of the Company's average daily net assets, combined with the average daily net assets of the Gartmore Mutual Funds and the Gartmore Variable
Insurance Trust. The Company will also be responsible for out-of-pocket expenses reasonably incurred by the Administrator and the Agent in providing services to the Trust. All fees and expenses shall be paid by the Trust to the Administrator on behalf of the Administrator and the Agent.


                                          AGGREGATE* FEE AS A
ASSET LEVEL                           PERCENTAGE OF NET ASSETS**
----------------------------------------------------------------
Up to $1 billion                                  0.25%
1 billion up to $3 billion .                      0.18%
3 billion up to $4 billion .                      0.14%
4 billion up to $5 billion .                      0.07%
5 billion up to $10 billion.                      0.04%
10 billion up to $12 billion                      0.02%
12 billion or more                                0.01%

*    Includes  fund  administration  and  transfer  agency  services.
**Includes  Gartmore  Mutual  Funds II, Inc., Gartmore Mutual Funds and Gartmore
     Variable  Insurance  Trust.


FUND  OF  THE  COMPANY
Gartmore  Focus  Fund
     (formerly  GAMNA  Focus  Fund)